Exhibit 99
Bulova Corporation


                                                 Contact:  Warren Neitzel
                                                           Corporate Secretary
                                                           (718) 204-3300





FOR IMMEDIATE RELEASE
---------------------



                BULOVA CORPORATION ACQUIRES WITTNAUER TRADEMARKS
                ------------------------------------------------


  NEW YORK, September 5, 2001 - Bulova Corporation (BULV) today reported that through its subsidiaries it had acquired certain of Wittnauer's trademarks, related inventory and receivables, including the Wittnauer trademark for timepieces, from Wittnauer International Inc. and Wittnauer Worldwide, L.P., and their affiliates for a purchase price, including related payments, aggregating approximately $11.6 million.

  Bulova is engaged in the distribution and sale of watches and clocks. Bulova's principal brands are Bulova, Accutron and Caravelle.


                                     # # #